AMENDMENT TO PARTIAL ASSIGNMENT OF WIND PARK
                      POWER PURCHASE AND SALES AGREEMENT


     This Amendment to Partial Assignment of Wind Park Power Purchase and Sales Agreement (the "Amendment") is made by and between Mesa Wind Developers, a California joint venture ("MWD") and Zond PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership").


                                   RECITALS
                                   --------


     WHEREAS, MWD and the Partnership are parties to that certain Partial Assignment of Wind Park Power Purchase and Sales Agreement dated as of September 28, 1984 (the "Power Purchase Assignment Agreement"), pursuant to which MWD has granted to the Partnership the right to use a portion of the Power Agreement (as defined in the Power Purchase Assignment Agreement) for the purposes of selling to Southern California Edison electrical power generated by the Partnership's wind turbines pursuant to the Power Agreement.


     WHEREAS, the term of the Power Purchase Assignment Agreement expires on December 31, 2004 (the "Power Purchase Assignment Termination Date") and the parties desire to extend the Power Purchase Assignment Termination Date until June 23, 2005 and to modify certain other provisions of the Power Purchase Assignment Agreement as set forth in this Amendment.


                                   AGREEMENT
                                   ---------


     NOW, THEREFORE, for good and valuable consideration, thereceipt and sufficiency of which is hereby acknowledged, MWD and the Partnership agree as follows:

     1. Amendment to Power Purchase Assignment Agreement. Section 3 of the Power
        ------------------------------------------------
     Purchase Assignment Agreement is hereby amended by (i) deleting the date "December 31, 2004" that appears in the first sentence thereof and replacing it in its entirety with the date "June 23, 2005".

     2. Governing Law. The terms and provisions of this Amendment shall be
        -------------
     governed by and construed in accordance with the laws of the state of California.

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     3. Counterparts. This Amendment may be executed in counterparts, each of
        ------------
     which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

     4. Effective Date. This Amendment shall be effective and the Power Purchase
        --------------
     Assignment Agreement shall be amended pursuant to this Amendment as of December 31, 2004.


     IN WITNESS WHEREOF, each of the parties to this Amendment have executed this Amendment on the date set forth below.


MWD                                         Partnership
Mesa Wind Developers                        Zond-PanAero Windsystems Partners I,
a California Joint Venture                  a California Limited Partnership

By: Enron Wind Systems, LLC                 By: Zond Windsystems Management
                                                its General Partner

    By: -------------------                    By: ---------------------
    Name: -----------------                    Name: -------------------
    Title: ----------------                    Title: ------------------


    Date: -----------------                    Date: -------------------

By: PanAero California Ltd.

    By: -------------------
    Name: -----------------
    Title: ----------------

    Date: -----------------



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